Exhibit 99.1

Playtika Holding Corp. Reports Q1 2023 Financial Results

Total Revenue of $656.2 million and DTC Platforms1 Revenue of $151.5 million
Average Payer Conversion Grows to 3.6%
GAAP Net Income of $84.1 million and Credit Adj. EBITDA of $222.7 million

Herzliya, Israel - May 4, 2023 - Playtika Holding Corp. (NASDAQ: PLTK) today released financial results for its first quarter for the period ending March 31, 2023.

Financial Highlights:

•Revenue of $656.2 million increased 4.0% sequentially and decreased (3.1)% year over year.
•DTC platforms revenue of $151.5 million increased 0.9% sequentially and decreased (0.6)% year over year.
•Net income of $84.1 million decreased (3.9)% sequentially and increased 1.1% year over year.
•Credit Adjusted EBITDA of $222.7 million increased 9.9% sequentially and 12.8% year over year.
•Cash and cash equivalents totaled $767.2 million as of March 31, 2023.

“Playtika continues to deliver personalized immersive entertainment experiences enjoyed by millions of players each day across our diverse portfolio of games,” said Robert Antokol, Chief Executive Officer of Playtika. “Our unrivaled LiveOps expertise along with our robust tech stack, including our AI powered Digital Studio, delivers unique capabilities to drive efficiencies and optimize the player experience, resulting in increased conversion and organic, sequential growth.”

“The strategic decisions we made last year propelled us to enhance our margin profile while growing revenues sequentially,” said Craig Abrahams, President and Chief Financial Officer. “We will continue to efficiently invest in our technology while maximizing ROI across our portfolio, positioning ourselves to outperform in the years to come.”

Selected Operational Metrics and Business Highlights

•Average Daily Paying Users of 326K increased 4.2% sequentially and 0.9% year over year.
•Average Payer Conversion of 3.6%, up from 3.5% in the prior quarter and 3.2% in the prior year period.
•Casual games revenue increased 7.1% sequentially and 4.1% year over year.
•Social casino-themed games revenue increased 0.3% sequentially and decreased (11.0)% year over year.
•Bingo Blitz revenue of $159.2 million increased 2.6% sequentially and 13.0% year over year.
•Solitaire Grand Harvest revenue of $85.5 million increased 17.4% sequentially and 29.0% year over year.
•Slotomania revenue of $146.6 million decreased (1.7)% sequentially and (12.1)% year over year.

Financial Outlook

We are reaffirming guidance for the fiscal year, with revenue expected to be between $2.570 - $2.620 billion, Credit Adjusted EBITDA expected to be between $805 - $830 million, and Capital expenditures expected to be between $115 - $120 million

1 DTC Platforms: Playtika’s proprietary Direct-to-Consumer platforms

Conference Call

Playtika management will host a conference call at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time) today to discuss the company’s results. The conference call can be accessed via a webcast accessible at investors.playtika.com. A replay of the call will be available through the website one hour following the call and will be archived for one year.

Summary Operating Results of Playtika Holding Corp.

	Three months ended March 31,
(in millions of dollars, except percentages, Average DPUs, and ARPDAU)	2023	2022
Revenues	$656.2	$676.9
Total cost and expenses	$503.8	$556.5
Operating income	$152.4	$120.4
Net income	$84.1	$83.2
Credit Adjusted EBITDA	$222.7	$197.5
Net income margin	12.8%	12.3%
Credit Adjusted EBITDA margin	33.9%	29.2%

Non-financial performance metrics
Average DAUs	9.1	10.1
Average DPUs (in thousands)	326	323
Average Daily Payer Conversion	3.6%	3.2%
ARPDAU	$0.80	$0.74
Average MAUs	30.2	31.7

About Playtika Holding Corp.

Playtika (NASDAQ: PLTK) is a mobile gaming entertainment and technology market leader with a portfolio of multiple game titles. Founded in 2010, Playtika was among the first to offer free-to-play social games on social networks and, shortly after, on mobile platforms. Headquartered in Herzliya, Israel, and guided by a mission to entertain the world through infinite ways to play, Playtika has employees across offices worldwide.

Forward Looking Information

In this press release, we make “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Further, statements that include words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "present," "preserve," "project," "pursue," "will," or "would," or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

•our reliance on third-party platforms, such as the iOS App Store, Facebook, and Google Play Store, to distribute our games and collect revenues, and the risk that such platforms may adversely change their policies;
•our reliance on a limited number of games to generate the majority of our revenue;
•our reliance on a small percentage of total users to generate a majority of our revenue;

•our free-to-play business model, and the value of virtual items sold in our games, is highly dependent on how we manage the game revenues and pricing models;
•our inability to complete acquisitions and integrate any acquired businesses successfully could limit our growth or disrupt our plans and operations;
•we may be unable to successfully develop new games;
•our ability to compete in a highly competitive industry with low barriers to entry;
•we have significant indebtedness and are subject to the obligations and restrictive covenants under our debt instruments;
•the impact of the COVID-19 pandemic on our business and the economy as a whole;
•our controlled company status;
•legal or regulatory restrictions or proceedings could adversely impact our business and limit the growth of our operations;
•risks related to our international operations and ownership, including our significant operations in Israel, Ukraine and Belarus and the fact that our controlling stockholder is a Chinese-owned company;
•our reliance on key personnel;
•security breaches or other disruptions could compromise our information or our players’ information and expose us to liability; and
•our inability to protect our intellectual property and proprietary information could adversely impact our business.

Additional factors that may cause future events and actual results, financial or otherwise, to differ, potentially materially, from those discussed in or implied by the forward-looking statements include the risks and uncertainties discussed in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur, and reported results should not be considered as an indication of future performance. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Except as required by law, we undertake no obligation to update any forward-looking statements for any reason to conform these statements to actual results or to changes in our expectations.

PLAYTIKA HOLDING CORP.
CONSOLIDATED BALANCE SHEETS
(In millions, except par value)

	March 31,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$767.2	$768.7
Restricted cash	1.8	1.7
Accounts receivable	176.5	141.1
Prepaid expenses and other current assets	103.1	113.4
Total current assets	1,048.6	1,024.9
Property and equipment, net	119.2	125.7
Operating lease right-of-use assets	103.3	104.2
Intangible assets other than goodwill, net	337.9	354.0
Goodwill	813.3	811.2
Deferred tax assets, net	68.6	68.3
Investments in unconsolidated entities	52.8	52.6
Other non-current assets	150.6	156.7
Total assets	$2,694.3	$2,697.6

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Current maturities of long-term debt	$12.1	$12.4
Accounts payable	38.8	50.7
Operating lease liabilities, current	15.6	13.5
Accrued expenses and other current liabilities	290.9	385.2
Total current liabilities	357.4	461.8
Long-term debt	2,408.5	2,411.2
Other long-term liabilities, including employee related benefits	255.0	252.1
Operating lease liabilities, long-term	93.0	94.5
Deferred tax liabilities	41.1	46.6
Total liabilities	3,155.0	3,266.2
Commitments and contingencies
Stockholders' equity (deficit)
Common stock of $0.01 par value; 1,600.0 shares authorized; 365.6 and 363.6 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	4.1	4.1
Treasury stock at cost (51.8 shares at both March 31, 2023 and December 31, 2022)	(603.5)	(603.5)
Additional paid-in capital	1,184.3	1,155.8
Accumulated other comprehensive income	12.9	17.6
Accumulated deficit	(1,058.5)	(1,142.6)
Total stockholders' deficit	(460.7)	(568.6)
Total liabilities and stockholders’ deficit	$2,694.3	$2,697.6

PLAYTIKA HOLDING CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In millions, except for per share data)
(Unaudited)

	Three months ended March 31,
	2023	2022
Revenues	$656.2	$676.9
Costs and expenses
Cost of revenue	185.7	186.9
Research and development	102.4	112.7
Sales and marketing	143.7	179.7
General and administrative	72.0	77.2
Total costs and expenses	503.8	556.5
Income from operations	152.4	120.4
Interest and other, net	28.6	27.5
Income before income taxes	123.8	92.9
Provision for income taxes	39.7	9.7
Net income	84.1	83.2
Other comprehensive income (loss)
Foreign currency translation	3.1	(3.3)
Change in fair value of derivatives	(7.8)	18.7
Total other comprehensive income (loss)	(4.7)	15.4
Comprehensive income	$79.4	$98.6

Net income per share attributable to common stockholders, basic	$0.23	$0.20
Net income per share attributable to common stockholders, diluted	$0.23	$0.20
Weighted-average shares used in computing net income per share attributable to common stockholders, basic	364.6	412.0
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	365.1	412.5

PLAYTIKA HOLDING CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three months ended March 31,
	2023	2022
Cash flows from operating activities	$20.5	$58.1
Cash flows from investing activities
Purchase of property and equipment	(5.0)	(13.0)
Capitalization of internal use software costs	(8.1)	(13.5)
Purchase of software for internal use	(2.1)	(2.4)
Short-term bank deposits	—	(122.1)
Payments for business combination, net of cash acquired	—	(29.3)
Other investing activities	(0.2)	—
Net cash used in investing activities	(15.4)	(180.3)
Cash flows from financing activities
Repayments on bank borrowings	(4.8)	(4.8)
Payment of tax withholdings on stock-based payments	(1.3)	(1.4)
Net cash used in financing activities	(6.1)	(6.2)
Effect of exchange rate changes on cash and cash equivalents	(0.4)	(2.8)
Net change in cash, cash equivalents and restricted cash	(1.4)	(131.2)
Cash, cash equivalents and restricted cash at the beginning of the period	770.4	1,019.0
Cash, cash equivalents and restricted cash at the end of the period	$769.0	$887.8

Non-GAAP Financial Measures

Credit Adjusted EBITDA is a non-GAAP financial measure and should not be construed as an alternative to net income as an indicator of operating performance, nor as an alternative to cash flow provided by operating activities as a measure of liquidity, or any other performance measure in each case as determined in accordance with GAAP.

Below is a reconciliation of Credit Adjusted EBITDA to net income, the closest GAAP financial measure. Our Credit Agreement defines Adjusted EBITDA (which we call “Credit Adjusted EBITDA”) as net income before (i) interest expense, (ii) interest income, (iii) provision for income taxes, (iv) depreciation and amortization expense, (v) stock-based compensation, (vi) contingent consideration, (vii) acquisition and related expenses, and (viii) certain other items. We calculate Credit Adjusted EBITDA Margin as Credit Adjusted EBITDA divided by revenues.

Credit Adjusted EBITDA and Credit Adjusted EBITDA Margin as calculated herein may not be comparable to similarly titled measures reported by other companies within the industry and are not determined in accordance with GAAP. Our presentation of Credit Adjusted EBITDA and Credit Adjusted EBITDA Margin should not be construed as an inference that our future results will be unaffected by unusual or unexpected items.

RECONCILIATION OF NET INCOME TO CREDIT ADJUSTED EBITDA
(In millions)

	Three months ended March 31,
	2023	2022
Net income	$84.1	$83.2
Provision for income taxes	39.7	9.7
Interest expense and other, net	28.6	27.5
Depreciation and amortization	39.1	39.5
EBITDA	191.5	159.9
Stock-based compensation(1)	29.2	39.8
Contingent consideration	—	(23.0)
Acquisition and related expenses(2)	1.2	9.0
Other items(3)	0.8	11.8
Credit Adjusted EBITDA	$222.7	$197.5
Net income margin	12.8%	12.3%
Credit Adjusted EBITDA margin	33.9%	29.2%
_________

(1)    Reflects, for the three months ended March 31, 2023 and 2022, stock-based compensation expense related to the issuance of equity awards to certain of our employees.
(2)    Amounts for the three months ended March 31, 2023 and 2022 primarily relate to expenses incurred by the Company in connection with the evaluation of strategic alternatives for the Company.
(3)    Amounts for the three months ended March 31, 2023 consist primarily of $0.6 million incurred by the Company for severance. Amounts for the three months ended March 31, 2022 consist of $8.8 million incurred by the Company severance and $3.0 million incurred by the Company for relocation and support provided to employees due to the war in Ukraine.

Contacts

Investor Relations	Press Contact
Tae Lee	Darlan Monterisi
Tael@playtika.com	Darlanm@playtika.com